SUB-ITEM 77C







Results of annual meeting of shareholders

The Annual Meeting of Shareholders of Western Asset Emerging Markets Income Fund Inc. was held on September 25, 2015 for the purpose of considering and voting upon the election of Directors. The following table provides information concerning the matter voted upon at the Meeting:




No. Shares
Robert D.
Agdern

Affirmative
 20,239,809
Withhold
  3,076,987



Paolo M. Cucchi

Affirmative
 20,209,384
Withhold
  3,107,412

Leslie H. Gelb

Affirmative
20,146,353
Withhold
 3,170,443


Riordan Roett

Affirmative
20,281,471
Withhold
         3,035,325




Jane Trust*

Affirmative
 20,204,198
Withhold
  3,112,598






At November 30, 2015, in addition to Robert D. Agdern, Paolo M. Cucchi, Leslie H. Gelb, Riordan Roett and Jane Trust the other Directors of the Fund were as follows:

Carol L. Colman
Daniel P. Cronin
William R. Hutchinson
Eileen A. Kamerick

* Effective August 1, 2015, Jane Trust was appointed by the Board to the position of Chairman, President and Chief Executive of the Fund.








I